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Exhibit 10.23

BLADELOGIC, INC.

Non-Employee Directors Compensation Plan

Cash Fees

        On May 22, 2007, all current members of the Board of Directors for BladeLogic Inc. waived the following cash compensation through June 30, 2008, and will begin to receive such cash compensation on July 1, 2008. If any new non-employee member joins the Board prior to July 1, 2008, such new member shall be eligible to receive the annual fee and other cash compensation described below immediately upon their election.

Board Fees:

        $30,000 annually, with $7,500 payable in arrears at the end of each calendar quarter for service during the quarter.

        No additional meeting fees will be paid for attending in-person or telephonic meetings of the Board of Directors.

Committee Fees:

        $10,000 annually for the chairperson of the audit committee, with $2,500 payable in arrears at the end of each calendar quarter for service during the quarter.

        $5,000 annually for the remaining members of the audit committee, with $1,250 payable in arrears at the end of each calendar quarter for service during the quarter.

        $10,000 annually for the chairperson of the compensation committee, with $2,500 payable in arrears at the end of each calendar quarter for service during the quarter.

        No additional meeting fees will be paid for attending in-person or telephonic meetings of the audit, nominating and corporate governance or compensation committees.

Equity

Annual Equity Grants:

        Each Non-Employee Director serving on the Board on the fifth business day after each annual meeting of stockholders, beginning with the 2008 annual meeting, shall receive a grant of shares of Restricted Stock on such date. The number of shares to be granted shall be equal to $30,000, divided by the reported closing price of the Company's common stock on the Nasdaq Global Market on such date, or the preceding business date if there are no market quotations on such date. These shares shall be fully vested on the anniversary date of grant or the date of the next annual meeting of stockholders, whichever is earlier, subject to service on the Board on such date.

        Those Non-Employee Directors serving as the chairperson of the audit committee and the chairperson of the compensation committee on the fifth business day after each annual meeting of stockholders, beginning with the 2008 annual meeting, shall receive a grant of shares of Restricted Stock on such date. The number of shares to be granted shall be equal to $10,000, divided by the reported closing price of the Company's common stock on the Nasdaq Global Market on such date, or the preceding business date if there are no market quotations on such date. These shares shall be fully vested on the anniversary date of grant or the date of the next annual meeting of stockholders, whichever is earlier, subject to service on the Board on such date.

        Those Non-Employee Directors serving as members of the audit committee (other than the chairperson) on the fifth business day after each annual meeting of stockholders, beginning with the 2008 annual meeting, shall receive a grant of shares of Restricted Stock on such date. The number of shares to be granted shall be equal to $5,000, divided by the reported closing price of the Company's common stock on the Nasdaq Global Market on such date, or the preceding business date if there are no market quotations on such date. These shares shall be fully vested on the anniversary date of grant or the date of the next annual meeting of stockholders, whichever is earlier, subject to service on the Board on such date.

Equity Grant for a Newly-Appointed or Newly-Elected Non-Employee Director:

        In the case of the initial appointment or election to the Board of a Non-Employee Director, such member shall be eligible to receive (at the discretion and upon the approval of the compensation committee), on the date such member first joins the Board, a grant of a stock option to purchase up to 40,000 shares of common stock of the Company, subject to proportionate adjustment for any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock of the Company, which stock option shall vest monthly over a four year period.

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BLADELOGIC, INC.
Non-Employee Directors Compensation Plan